                      AGREEMENT AND PLAN OF MERGER

                       dated as of April 16, 1996

                             By and Among

                        ALLIANCE IMAGING, INC.,

                ALLIANCE IMAGING OF PENNSYLVANIA, INC.

                                and

                 ROYAL MEDICAL HEALTH SERVICES INC.

                   AGREEMENT AND PLAN OF MERGER


    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of April 16, 1996, by and among ALLIANCE IMAGING, INC., a Delaware corporation ("Parent"), ALLIANCE IMAGING OF PENNSYLVANIA, INC., a Pennsylvania corporation ("Acquisition Sub"), and ROYAL MEDICAL HEALTH SERVICES INC., a Pennsylvania corporation ("Seller").

                        W I T N E S S E T H

    A. Each of Parent and Seller is in the business of providing medical diagnostic imaging equipment and services to health care providers.

    B. Parent owns all of the issued and outstanding capital stock of Acquisition Sub.

    C. The Boards of Directors of each of Parent, Acquisition Sub and Seller deem it advisable and in the best interests of their respective stockholders that, subject to the terms and conditions hereof, Acquisition Sub be merged with and into Seller, with Seller being the surviving corporation (the "Merger"). Each of the foregoing Boards of Directors has approved this Agreement, and Parent, as the sole stockholder of Acquisition Sub, has likewise approved this Agreement, all in accordance with applicable corporate law.

    D. On or before the Closing (as hereinafter defined), the stockholders of Seller as of the date of this Agreement holding not less than ninety percent (90%) of the issued and outstanding stock of Seller as of such date shall execute and deliver to Parent, Acquisition Sub and Seller a Joinder and Consent substantially in the form of Exhibit A hereto (collectively, the "Stockholder Consents"), pursuant to which, among other things, such stockholder will (a) consent to the terms and conditions hereof,
(b) join in certain provisions hereof, (c) agree not to sell, transfer or assign any of such stockholder's right, title or interest in or to any of the capital stock of Seller (except pursuant to this Agreement) unless this Agreement shall have been terminated in accordance with Article 7 hereof, and
(d) make certain representations
concerning the lack of an intention to resell securities of Parent, if any, acquired pursuant to the Merger.

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Merger and the mode of carrying the same into effect, Parent, Acquisition Sub and Seller agree as follows:

II.

                         MERGER AND ORGANIZATION

    A.    THE MERGER.

           1. REVERSE MERGER. Subject to the terms and conditions hereof, Acquisition Sub shall be merged with and into Seller as soon as practicable following the satisfaction (or waiver by the appropriate party or parties) of all of the conditions hereinafter set forth, as permitted by and in accordance with Section 1922 and other applicable provisions of the Pennsylvania Consolidated Statutes and other applicable law. Acquisition Sub and Seller are herein sometimes referred to as the "Constituent Corporations." Seller shall be the surviving corporation following the effectiveness of the Merger (sometimes referred to herein as the "Surviving Corporation").

           2. EFFECT OF MERGER. The parties agree to the following provisions with respect to the Merger:

                  (1) NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation from and after the Effective Date (as hereinafter defined) shall be "Royal Medical Health Services, Inc."

                  (2) ARTICLES OF INCORPORATION. The Articles of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Date shall from and after the Effective Date be and continue to be the Articles of Incorporation of the Surviving Corporation, except that the name of the Surviving Corporation shall be as specified in clause (i) immediately above.

                  (3) BYLAWS. The Bylaws of Acquisition Sub as in effect immediately prior to the Effective Date shall from and after the Effective Date be and continue to be the Bylaws of the Surviving Corporation until changed or amended in accordance with the Articles of Incorporation or such Bylaws or the provisions of applicable law.

                  (4) CORPORATE ORGANIZATION. The separate corporate existence of Acquisition Sub shall cease on the Effective Date. All the property, real, personal and mixed, and franchises of each of the Constituent Corporations, and all debts due on whatever account to each of them, including choses in action belonging to each of them, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall thenceforth be responsible for all the liabilities and obligations of each of the Constituent Corporations, with the effect set forth in applicable law. In addition to the foregoing, the Merger shall have the further effects set forth herein.

                  (5)     DIRECTORS AND OFFICERS.

                          (a)   The directors of Acquisition Sub immediately
prior to the Effective Date shall be the directors of the Surviving Corporation and will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

                          (b)   The officers of Acquisition Sub immediately
prior to the Effective Date shall be the officers of the Surviving Corporation and will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

                  (6) FILING OF CERTIFICATE OF MERGER. This Agreement having been duly approved by the Boards of Directors of each of the Constituent Corporations and Parent, as the sole stockholder of Acquisition Sub, in accordance with the Pennsylvania Consolidated Statutes and the respective Articles of Incorporation and Bylaws of the Constituent Corporations, as soon as practicable after the conditions to the Merger set forth in Article 6 hereof have been satisfied (or waived by the appropriate party or parties), and provided that this Agreement has not theretofore been terminated pursuant to
Article 7 hereof, Parent, Acquisition Sub and Seller shall cause articles of merger which conform to the provisions of this Agreement (the "Certificate of Merger") to be executed and filed with the Department of State of the Commonwealth of Pennsylvania as provided in the Business Corporation Law of Pennsylvania. The Merger shall be consummated and the closing of this Agreement (the "Closing") shall occur immediately upon the filing of the Certificate of Merger with the Department of State of the Commonwealth of Pennsylvania (the date and time of such filing and Closing being referred to herein as the "Effective Date"). The Closing shall take place at the offices of Irell & Manella, 333 South Hope Street, 33rd Floor, Los Angeles, California 90071, or at such other place as the parties may mutually agree, on or before April 30, 1996 (as such date may be extended by mutual agreement of the parties, the "Terminal Date").

                (7) FURTHER ASSURANCES. If at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger and otherwise to carry out the purposes of this Agreement.

III.

                        CONVERSION OF SHARES
                       ON THE EFFECTIVE DATE

    A.    CONVERSION OF SHARES IN THE MERGER.    Each share of Common Stock,
no par value, of Seller ("Seller Common Stock") that is issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be converted into the right to receive the Securities and Cash Consideration or the Cash Only Consideration, at the election of each holder of record of Seller Common Stock (subject to Section 2.4 below) as indicated in such holder's Stockholder Consent or by separate letter of instruction. "Cash Only Consideration" means Ten Dollars ($10.00) in cash per share of Seller Common Stock. "Securities and Cash Consideration" means, per share of Seller Common Stock, a combination of (a) Eight Dollars ($8.00) in cash, (b)
 .04 shares of Parent's Series C Cumulative Convertible Redeemable Preferred Stock, such stock to have rights, preferences and privileges and to be subject to restrictions substantially as indicated in the form of designation attached hereto as Exhibit 2.1A (the "Parent Preferred Stock"), and (c) a warrant to acquire one (1) share of Parent Common Stock for $5.00 in cash, such warrant to be evidenced by a Warrant Certificate substantially in the form attached hereto as Exhibit 2.1B (the "Parent Warrants"; together, the Parent Preferred Stock and the Parent Warrants are sometimes referred to herein as the "Parent Securities").

    B. CANCELLATION OF SHARES OF SELLER COMMON STOCK. Notwithstanding anything in Section 2.1 to the contrary, each of the shares of Seller Common Stock held by Seller as treasury shares or which is owned by Parent or Acquisition Sub, if any, immediately prior to the Effective Date shall be cancelled.

    C. CONVERSION OF SHARES OF ACQUISITION SUB. The shares of the capital stock of Acquisition Sub that are issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action of the part of the holder thereof, be converted into One Thousand (1,000) newly issued shares of capital stock of the Surviving Corporation.

    D. NO FURTHER TRANSFERS OF STOCK. On the date hereof, the stock transfer books of Seller shall be closed and, unless this Agreement has theretofore been terminated as provided herein, no transfers of shares of Seller Common Stock shall be made thereafter, nor shall any such attempted transfers be recognized by Seller on the stock transfer books or otherwise. If, after the Effective Date, certificates representing former shares of Seller Common Stock are properly presented to the Surviving Corporation, they shall be exchanged for the appropriate Securities and Cash Consideration or Cash Only Consideration and cancelled as provided in Section 2.5 below; provided, however, that notwithstanding anything herein to the contrary any such certificates surrendered after sixty (60) days following the Effective Date will be exchanged for the Cash Only Consideration, and the holder thereof will not have an election to select the Securities and Cash Consideration.

     E.  SURRENDER OF CERTIFICATES.

         (1) On the Effective Date, each holder of former shares of Seller Common Stock (other than shares, if any, held by Parent or Acquisition Sub) who has executed a Stockholder Consent, shall surrender all certificates representing such shares to the Surviving Corporation for cancellation. All such shares shall be delivered to the Surviving Corporation free and clear of all liens, claims and encumbrances of any party and of any nature whatsoever. Upon surrender of such certificates to the Surviving Corporation, each such holder of former shares of Seller Common Stock shall be entitled to receive in exchange therefor the applicable Securities and Cash Consideration or Cash Only Consideration in the form indicated in Section 2.1 above. No interest will accrue or be paid with respect to any Merger consideration, either with respect to the period from the date hereof to the Effective Date or any period after the Effective Date. Until certificates representing former shares of Seller Common Stock are surrendered as provided herein, such certificates shall represent only the right to receive the applicable Merger consideration, and shall not represent any right, title or interest in or to the capital stock of Seller, either of the Constituent Corporations or the Surviving Corporation.

         (2) Seller shall use its best efforts to advise Parent and Acquisition Sub, on a date that is at least five (5) business days prior to the Closing, of the names in which certificates for new Parent Securities to be issued in the Merger shall be issued and the names in which checks for the Cash Only Consideration shall be drawn. If any such issuance or payment is to be made in a name other than that of the registered holder of the former Seller Common Stock being converted in the Merger, then it shall be a condition of the issuance of the corresponding Parent Securities or payment of Cash Only Consideration that the holder of the former Seller Common Stock establish to the satisfaction of the Surviving Corporation that no transfer or other tax is payable by reason of such issuance or payment, or that all such taxes have been paid.

IV.

                          ADDITIONAL AGREEMENTS IN
                         CONNECTION WITH THE MERGER

     A.  SELLER STOCKHOLDER APPROVAL.

         3.1.1 STOCKHOLDER APPROVAL. Between the date hereof and the Closing, Seller shall, in accordance with applicable requirements of the Pennsylvania Consolidated Statutes and any other applicable law, and its Articles of Incorporation and Bylaws, duly give notice of, and duly call, an annual or a special meeting of the stockholders of Seller to be held at the earliest practicable date for the purpose of voting on and approving this Agreement and the Merger in accordance with the requirements of the Pennsylvania Consolidated Statutes and any other applicable law. In connection with such annual or special meeting (or, as provided in the next sentence, written consent of stockholders), the Board of Directors of Seller shall recommend that all of Seller's stockholders approve such matters and shall otherwise use its best efforts to obtain such approval. Notwithstanding the first sentence of this Section, subject to applicable provisions of the Pennsylvania Consolidated Statutes and any other applicable law, Seller may dispense with the annual or special meeting referred to above and, in lieu of holding such a meeting, may provide for stockholder consent of this Agreement and the Merger pursuant a written consent of stockholders. Whether the approval of Seller's stockholders is obtained pursuant to a meeting or written consent as hereinabove provided, Seller agrees to use, in addition to any solicitation materials prepared by Seller (copies of which will be provided to Parent), the Private Placement Memorandum (as hereinafter defined) in connection with the solicitation of approval of its stockholders of this Agreement and the Merger.

         3.1.2 PRIVATE PLACEMENT MEMORANDUM. Promptly after the date hereof, Parent shall prepare a Private Placement Memorandum (the "Private Placement Memorandum") covering the issuance of shares of Parent Securities pursuant to the Merger as provided in this Agreement. Prior to finalizing the Private Placement Memorandum, Parent will provide a copy thereof to the Board of Directors of Seller to allow such Board to provide input concerning the substance thereof, for Parent's reasonable consideration. Parent represents and warrants to Seller, and Seller represents and warrants to Parent and Acquisition Sub, that none of the information with respect to it or them (in the case of Seller, including its directors, officers and stockholders and their respective affiliates) that is included in the Private Placement Memorandum will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.1.3 STATE SECURITIES APPROVALS. Parent, Acquisition Sub and Seller shall cooperate with one another in taking all such action as may be required under state blue-sky or securities laws in connection with the transactions contemplated by this Agreement.

     B. NOTICE OF PROPOSALS; NO SHOP. If after the making of this Agreement any person or entity extends to Seller any offer, or Seller becomes aware of any offer, to acquire any shares of any capital stock of Seller or any assets or properties of Seller, directly or indirectly and regardless of the form of the transaction, or Seller becomes aware that any person or entity is seeking to conduct any discussions with respect to any such matters, then in each such case Seller shall promptly notify Parent and Acquisition Sub of such information, including the identity of such person or entity. Unless this Agreement has theretofore been terminated in accordance with Article 7 hereof, Seller shall not, and shall not permit any of its officers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) to, directly or indirectly, initiate, solicit, encourage (including, without limitation, by way of furnishing any non-public information concerning Seller) or conduct or participate in any discussions with respect to any matter described in the preceding sentence.

     C. REASONABLE EFFORTS. Subject to the terms and conditions hereof, each of the parties hereto agrees to use all its reasonable efforts to take, or cause to be taken, to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. Such actions shall include, without limitation, (a) using reasonable efforts to obtain any consents, amendments to or waivers under the terms of any borrowing arrangements of Parent, Acquisition Sub and Seller that are required or advisable as a result of the transactions contemplated by this Agreement, (b) using reasonable efforts to obtain consents, amendments to or waivers under the terms of Seller's other material contracts and arrangements that are required or advisable as a result of the transactions contemplated by this Agreement, and (c) using reasonable efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging this Agreement or the consummation of the transactions contemplated hereby. Subject to the terms and conditions hereof, each of the parties hereto agrees to use all its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy all the conditions of Closing set forth herein at the earliest possible time.

     D. CONDUCT OF BUSINESS BY SELLER PENDING THE MERGER. Seller covenants and agrees that, prior to the Effective Date, unless Parent and Acquisition Sub shall otherwise agree in writing and except as contemplated by this
Agreement:

         (1) the business of Seller shall be conducted only in the ordinary and usual course and consistent with past practices, Seller shall not enter into any agreement or transaction other than in the ordinary and usual course of business, and Seller shall not purchase, lease or sell (or enter into any agreement to purchase, lease or sell) any material properties, service or cryogen contracts or other assets other than in the ordinary and usual course of business; PROVIDED, HOWEVER, that Seller shall not enter into any agreement or transaction for the acquisition (by purchase, lease, rental or otherwise) of a diagnostic imaging unit or equipment or for provision of equipment or services to a health-care provider client, whether or not such agreement or transaction is in the ordinary course of business. In particular, but without limitation of the foregoing, Seller shall not (a) incur or assume any indebtedness for money borrowed, or (b) agree to any amendment, adjustment or modification of or to any Material Contract (as hereinafter defined). Parent and Acquisition Sub acknowledge that Seller is contemplating a transaction for a full-time unit at the Samaritan Medical Center in Watertown, New York; consistent with the terms of this clause (i), Seller agrees to obtain the consent of Parent and Acquisition Sub before entering into any agreements with respect to the acquisition of a unit or its provision to such customer for imaging services and the terms of such MRI services contracts. Parent and Acquisition Sub acknowledge that Seller will spend up to $30,000 (including costs incurred prior to the date hereof) on the renovation and refurbishing of the Seller's office space;

         (2) Seller shall not (a) amend its Articles of Incorporation or Bylaws, (b) change the number of authorized or outstanding shares of its capital stock or effect any reclassification thereof, or (c) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of any of its shares of capital stock;

         (3) Seller shall not (a) issue, grant, sell or pledge any shares of its capital stock, equity securities or rights of any kind or rights to acquire any such shares, securities or rights of Seller, (b) acquire, directly or indirectly, by redemption or otherwise, any shares of the capital stock or other securities of Seller, or (c) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (4) Seller shall use its best efforts to preserve intact the business organization of Seller and to preserve the goodwill of those having business relationships with it;

         (5) Seller shall conduct its relations with employees, including termination and hiring practices, and their employee benefit plans only in the ordinary and usual course and consistent with the past practices and policies of Seller, and shall not increase or pay any employee salaries or compensation in any manner; in particular, but without limitation of the foregoing, the salary of each of Mark J. Graham and Albert
F. Calfo, II shall continue through the Closing at $122,000 per annum, with $8,000 per month of such salary for each accruing but not paid;

         (6) Seller shall not assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation, except any assumptions, guarantees, endorsements, loans advances or other obligations in the ordinary and usual course of its business, and which do not exceed $5,000 in the aggregate;

         (7) Seller shall not make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any individual, firm or corporation; and

         (8) Seller shall not enter into an agreement or otherwise agree to do any of the things described in any of clauses (i) through (vii).

     E. NOTICE OF ACTIONS AND PROCEEDINGS. Seller shall promptly notify Parent and Acquisition Sub of any claims, actions, proceedings or investigations commenced or, to the best of its knowledge, threatened, involving or affecting Seller or any of its properties or assets, or, to the best of its knowledge, against any employee, consultant, director, officer or stockholder of Seller in his, her or its capacity as such, which (a) if decided adversely to Seller or such other person, might reasonably be expected to materially and adversely affect the financial condition, business, properties or results of operations of Seller, or (b) relates to the consummation of the Merger or any of the other transactions or obligations contemplated hereby.

     F. NOTIFICATION OF CERTAIN OTHER MATTERS. Seller shall give prompt notice to Parent and Acquisition Sub of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Seller subsequent to the date of this Agreement and prior to the Effective Date, under any agreement, indenture or instrument material to the financial condition, business, properties or results of operations of Seller, and (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. In addition, each of Seller, on the one hand, and Parent and Acquisition Sub, on the other hand, shall give prompt notice to the other parties or party of any materially adverse change in, or any facts or circumstances that arise or become evident after the date of this Agreement and on or before the Effective Date that might result in a materially adverse change in, its or their financial condition, properties, business or results of operations.

     G. ACCESS TO BOOKS AND RECORDS. Seller shall afford Parent, Acquisition Sub and their attorneys, accountants and other agents and representatives (collectively, "Representatives") access during normal business hours to all of the assets, properties, books and records of Seller and such additional information concerning the business and properties of Seller as Parent, Acquisition Sub or their Representatives may request. Parent and Acquisition Sub will, and will cause their Representatives to, hold in confidence all confidential information, and will not use any such confidential information except in connection with the transactions contemplated hereby, until such time as (a) such information is otherwise publicly available, (b) they are advised by counsel that any such information is required by law or governmental process to be disclosed or (c) such information becomes known to any of them through a third party that is not known to them to be under a duty of confidentiality to Seller. In the event of the termination of this Agreement for any reason, Parent and Acquisition Sub will, and will cause their Representatives to, deliver to Seller all documents, work papers and other materials obtained by them or on their behalf as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

     H. FEES AND EXPENSES. If the Merger is completed, Parent will cause the Surviving Corporation to pay Seller's fees and expenses (including, without limitation, all fees and expenses of attorneys, accountants and other agents and representatives of Seller; PROVIDED, HOWEVER, that the fees and expenses of Seller's outside attorneys shall not exceed $25,000) in connection with the transactions contemplated by this Agreement.

     I. PUBLIC ANNOUNCEMENTS. Parent and Acquisition Sub, on the one hand, and Seller, on the other hand, will consult with each other and obtain the other's consent before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or the other transactions contemplated hereby. Prior to such consultation and obtaining such consent, no party hereto shall issue any such press release or make any such public statement except as may otherwise be required by law or governmental process (in which case the party required to make disclosure shall nonetheless reasonably attempt to obtain approval of the other party to the proposed disclosure).

     J. PAYMENT OF CERTAIN TRUCKING TRADE PAYABLES. At the Closing, Seller shall pay to A&M Trucking, Inc. ("Trucking") an amount in respect of the accrued and outstanding trade payable amounts owed by Seller to Trucking (the "Trucking Trade Payable") such that Trucking has an amount of cash at the Closing equal to the accrued and unpaid outstanding salary and payroll and employment taxes; provided, the amount to be so paid shall not exceed the amount of the Trucking Trade Payable.


V.

                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

     As an inducement to Parent and Acquisition Sub to enter into this Agreement, Seller represents and warrants to Parent and Acquisition Sub as follows:

    A.    EXISTENCE AND RIGHTS; COMPLIANCE WITH LAWS.

           1. EXISTENCE AND RIGHTS. Seller (i) is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania without limit as to the duration of its existence; (ii) has the corporate power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted and to make and carry out this Agreement; and (iii) is duly qualified and in good standing in each jurisdiction in which its owned or leased properties or the character of its business makes such qualification necessary. The copies of the Articles of Incorporation and Bylaws of Seller previously delivered to Parent and Acquisition Sub remain complete and in full force. Schedule 4.1.1 hereto contains a complete list of all Certificates of Need and similar governmental approvals held by Seller or under which Seller operates any part of its business, in the latter case including the identity of the holder of such certificate or approval, and in each case indicating the status thereof and whether the approval is being actively used. All such certificates and approvals are valid and in full force and effect.

           2. COMPLIANCE WITH LAWS. Seller's business has been and is being conducted in all material respects in accordance with all applicable federal, state and local laws and regulations and rules and regulations of all applicable private third party insurers and reimbursers of health care costs and expenses, including, without limitation, such laws, regulations and rules as relate to the practice of medicine and the provision of medical diagnostic mobile imaging services and otherwise.

    B. STOCK. Seller's authorized capital stock consists of 100,000 shares of a single class of stock, the Seller Common Stock, of which 100,000 have been duly authorized and are validly issued and outstanding as of the date hereof and will be duly authorized and validly issued and outstanding as of the Effective Date. All shares of such outstanding capital stock are fully paid and non-assessable and were issued in compliance with all applicable state and federal securities laws and other applicable laws.
There are no outstanding securities convertible into, or options, warrants, rights, calls or other commitments of any nature relating to, the issuance of any securities of Seller. Schedule 4.2 contains a true and correct list showing the shareholders of record of Seller as of the date hereof, the number of shares of Seller Common Stock owned of record by each such shareholder and, to the best of Seller's knowledge, the state of residence of each such shareholder.

    C. AGREEMENT AUTHORIZED. Except for obtaining stockholder approval as elsewhere provided in this Agreement, the execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary corporate action (including, without limitation, approval by the Board of Directors and stockholders of Seller in accordance with applicable law) on the part of Seller and do not require notice to, or the consent or approval of, any governmental body or other regulatory authority. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

    D. SUBSIDIARIES. Seller has no subsidiaries and no equity interests in any other entities nor any obligation, option or right to acquire any such interest, excepting solely six (6) limited partnership units of Western Pennsylvania Eye Laser Associates, L.P., an entity that operates a Summit eye laser in Pittsburgh, Pennsylvania. Seller has supplied to Parent a copy of the private placement memorandum relating to such investment.

    E. CONTRACTS. All Material Contracts (or copies thereof) to which Seller is a party or by which it or any of its assets or properties are bound have been previously delivered to Parent or its counsel by Seller. For the purpose of this Section 4.5, the term "Material Contracts" means (a) all contracts or commitments arising out of the ordinary and usual course of business; (b) all contracts or commitments involving an obligation which cannot or in reasonable probability will not be performed or terminated within six (6) months from the date hereof or providing for termination only upon the payment of a penalty or the equivalent thereof; (c) all contracts or commitments affecting ownership of, title to, use of, or any interest in real estate; (d) all bonuses, incentive compensation, pension, group insurance or employee welfare plans of any nature whatsoever; (e) all collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees; (f) employment contracts and all other contracts, agreements or commitments to or with individual employees or agents extending for a period of more than three
(3) months from the date hereof or providing for earlier termination only upon the payment of a penalty or the equivalent thereof; (g) all other contracts or commitments providing for payments based in any manner upon the sales, purchases or profits of Seller; (h) all contracts or commitments, whether in the ordinary course of business or not, which involve future payments, performance of services or delivery of goods and/or materials, to or by Seller of an aggregate amount or value in excess of Twenty-Five Thousand Dollars ($25,000), including, without limitation, and whether or not meeting that numerical standard all such contracts or commitments relating to
(x) the purchase, lease or other acquisition or use of medical diagnostic imaging equipment, or (y) the provision of equipment or services to health care providers or other customers or clients of Seller (in the case of this clause (4), Schedule 4.5 attached hereto listing all such Material Contracts and indicating which of them were entered into after February 1, 1996, if any); and (i) all patent licensing agreements and all other agreements and commitments with respect to patents, patent applications, trademarks, trade names, service marks, inventions, technical assistance, know-how, special processes, copyrights or other like items. There is no material default in any obligation to be performed by Seller under any Material Contract and Seller has not waived any material right under any Material Contract. Seller does not have any outstanding contract, commitment or undertaking which will result in any material loss upon completion or performance thereof after allowance for general and administrative selling and distribution expenses or will be unreasonably adverse, onerous or harmful to its assets, business, operation or financial condition. Seller is not in default nor is there any basis for any claim of default under any contract made or obligation owed to it, and Seller has not waived any material right under any such contract or obligation, except for defaults and waivers which are not material to the financial condition, properties, business or results of operations of Seller. Seller (including its employees) is not restricted by agreement from carrying on its business anywhere in the United States.

    F. NO CONFLICT. The execution, delivery and perform-ance of this Agreement will not (i) breach or constitute grounds for the occurrence or declaration of an acceleration of payment or a default or a right of termination under any agreement, indenture, undertaking or other instrument to which Seller is a party or by which it or any of its properties may be bound or affected; (ii) violate any provision of law or any regulation or any order, judgment or decree of any court or other agency of government, the violation of which could have a material adverse effect on the financial condition, properties, business or results of operations of Seller; (iii) result in a breach of, conflict with, or give to others any rights of termination, amendment, or cancellation of, any permit, franchise or license to which Seller is a party or by which it or any of its properties may be bound or affected or which is otherwise material to the operation of its business; (iv) violate any provision of the Articles of Incorporation or Bylaws of Seller; or (v) result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in or on, any of its properties. Without limiting the generality of the foregoing, the execution, delivery and performance of this Agreement does not and will not require the consent of any third party under any Material Contract except as set forth on Schedule 4.6 hereto.

    G. LITIGATION. Except as set forth on Schedule 4.7, there is no litigation, investigation, arbitration or other proceedings (formal or informal) pending or, to the best knowledge of Seller, threatened against or affecting it or its properties; nor does Seller know of any reasonable basis for any litigation, investigation, arbitration or other pro-ceedings (formal or informal), the results of which could have a material adverse effect on its financial condition, properties, business or results of operations. Seller is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

    H. FINANCIAL CONDITION. The balance sheets of Seller as of June 30, 1995, February 29, 1996 and March 31, 1996, and the related profit and loss and cash flow statements for the periods ended on those dates, and the related notes for such financial statements, copies of which have heretofore been or will be delivered to Parent and Acquisition Sub by Seller, and all other historical financial statements and data submitted in writing by Seller to Parent and Acquisition Sub at any time (collectively, the "Financial Statements"), are or, when delivered, will be true and correct as of the respective dates thereof, and the Financial Statements truly present and will truly present the financial condition of Seller as at the respective dates thereof and the results of the operations of Seller for the respective periods covered thereby, and have been and will have been prepared in all material respects in accordance with generally accepted accounting principles on a basis consistently maintained ("GAAP"); provided, however, with respect to technical GAAP issues relating to methods of depreciation, calculation of depreciation, capitalization of leases, carrying value of intangible assets and capitalization of equipment, Seller represents to the best of its knowledge that the Financial Statements have been and will have been prepared in all material respects in accordance with GAAP. Seller has no knowledge of any liabilities or guarantees, matured or unmatured, contingent or otherwise, as of the respective dates of the Financial Statements not accurately reflected in the Financial Statements, and none have arisen since those times except in the ordinary and usual course of business. With respect to Seller's contracts, commitments and loss contingencies, the Financial Statements contain and reflect adequate reserves. In addition to the Financial Statements, Seller has provided Parent and Acquisition Sub with financial projections relating to its 1996 fiscal year. Except as reflected in the notes or assumptions to the latest iteration of such projections delivered prior to the date hereof, Seller is not aware of any facts or contingencies that cast significant doubt on Seller's ability to achieve the financial results reflected in such projections nor does Seller otherwise have a basis for believing that the financial results that are reflected in such projections are not reasonably achievable. As of March 31, 1996, there were no obligations or liabilities of Seller accrued and owing (or which should have been shown on Seller's financial statements as accrued and owing) other than those set forth on Schedule 4.8 (which Schedule provides a detailed listing of all such obligations and liabilities).

    I. ACCOUNTANTS INDEPENDENT; BOOKS AND RECORDS. To Seller's knowledge, the accountants who examined and reported on the Financial Statements, as applicable, are, with respect to Seller, independent certified public accountants within the meaning of the professional rules of the American Institute of Certified Public Accountants. Seller maintains a system of internal accounting control sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    J. NO SUBSEQUENT CHANGES. Except as contemplated in this Agreement or reflected in any Schedule attached hereto, since the respective dates of the Financial Statements, (i) there have been no material adverse changes (whether by sale, destruction, pledge, lease or otherwise and whether or not covered by insurance) in the assets (including licenses, permits and franchises), liabilities or financial condition of Seller, and (ii) Seller has not entered into any commitments, contracts or transactions not reflected in the Financial Statements, as required in accordance with GAAP, except as specified on Schedule 4.10. Since the respective dates of the Financial Statements, (a) Seller has not, directly or indirectly, paid, declared, or set aside any dividends or distributions with respect to, nor repurchased, any of its capital stock or securities of any class, and (b) to the knowledge of Seller, no events have occurred which have had or can reasonably be expected to have a material adverse effect on the financial condition, properties, business, results of operations or prospects of Seller. Since December 31, 1995, each of Mark J. Graham and Albert F. Calfo, II has earned salary (including all cash compensation) at the rate of $122,000 per year and neither of them has received any dividend or other distribution on Seller Common Stock or any similar payment or distribution. No later than the Closing, Seller shall have taken steps to terminate (without any cost to Seller) the existing employment agreements with each of Mr. Graham and Mr. Calfo, such agreements to be replaced by new employment agreements between each of Mr. Graham and Mr. Calfo, on the one hand, and the Parent, on the other.

    K. TITLE TO AND CONDITION OF ASSETS. Schedule 4.11 sets forth all interests in real property held by Seller, including all leases of real property. Seller has good, clear and marketable title to its assets (including, without limitation, those shown in the Financial Statements, except as subsequently sold in the ordinary course of business and listed on
Schedule 4.11 hereto) and the same are not subject to any mortgages, deeds of trust, pledges, security interests, leases, licenses or other encumbrances other than indicated in the Financial Statements or listed on Schedule 4.11 hereto. Schedule 4.11 includes a schedule of all bank indebtedness and related liens currently in effect. None of the assets of Seller, tangible or intangible, are located outside of the United States and Seller does not own or hold any stock or securities, or receivables from or claims against foreign entities. All of the assets and currently used properties of Seller are in good operating condition, ordinary wear and tear excepted.

    L. ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.12, Seller has all permits, licenses and other authorizations required for the operation of its business (as presently conducted) under federal, state, and local laws relating to pollution, protection of the environment and the storage, presence and discharge of chemicals and other substances (collectively, "Environmental Laws"). There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter under the Environmental Laws pending, or to the best knowledge of Seller threatened, against Seller or any of its owned or leased real or personal property. Neither Seller nor, to the best knowledge of Seller, any other person or entity has placed, stored, buried, dumped or disposed of any regulated or prohibited substances or any materials produced by, or resulting from, any business, commercial or industrial activities, operations or processes on, beneath, or adjacent to any owned or leased real property of Seller, except to the extent handled or reported and remedied in all material respects in accordance with applicable Environmental Laws. To the best knowledge of Seller, no employee of Seller has been exposed in the course of his or her employment with Seller to any regulated or prohibited substances or any materials produced or used by Seller in any manner that could give rise to any material liability under any applicable Environmental Law against Seller or its properties. Seller has not received any notice from any governmental agency or private or public entity advising Seller that it is responsible or potentially responsible for actual or potential response costs with respect to a release, a threatened release or clean-up of materials (including hazardous substances as defined in any Environmental
Laws) nor is Seller aware of any facts that might reasonably be expected to give rise to any such notice.

    M.   TAX STATUS.

           1. RETURNS FILED. Seller has timely filed all Tax Returns required to have been filed by it and has paid or accrued all Taxes due to any taxing authority with respect to all taxing periods ending on or prior to the date hereof; and all such Tax Returns are true, correct and complete in all material respects. The Financial Statements include an adequate reserve for all Taxes not yet due or with respect to which Tax Returns, as of the Closing, are not required to have been filed, in each case to reflect the operations of Seller through the Closing. There is no pending Tax audit by a governmental authority against or affecting Seller. Seller has (or before the Closing will have) filed its federal and state income Tax Returns relating to its fiscal year ended June 30, 1995 and paid all Taxes shown as payable thereon. Seller has (or will) provide copies of such Tax Returns to Parent.

           2. COLLECTIONS AND PAYMENTS. (a) All amounts that are required to be collected or withheld by Seller have been duly collected or withheld, and (b) all such amounts that are required to be remitted to any taxing authority (including license and other similar fees payable to the Department of Motor Vehicles and other governmental agencies) have been duly remitted.

           For purposes of this Agreement, "Taxes" means all taxes imposed of any nature including federal, state, commonwealth, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding and employer payroll tax, FICA and FUTA), real and personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, in addition to any tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of such tax. "Tax Return" means all returns, reports, forms or other information required to be filed with respect to any Taxes.

    N. MARKS. Seller owns or has the right to use its corporate name in all jurisdictions in which the business of Seller is conducted as of the date hereof. Seller is not infringing on any trademark, trade name, service mark, copyright, patent, or license in the operation of its business, and Seller does not know of any third party who has asserted any claim concerning such an infringement.

    O. ERISA. Neither Seller nor any affiliated company under common control of or with Seller within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintains on the date hereof any employee benefit plan subject to the provisions of ERISA, nor contributes to any such plan (including any multi-employer plan) on behalf of its employees. Seller does not have any unfunded pension, profit sharing or deferred compensation plans or arrangements. Seller has complied in all respects with, and is currently in compliance with, the continuation of benefits provisions applicable to former employees under ERISA and similar federal and state laws and regulations.

    P. INSURANCE. Schedule 4.16 to this Agreement sets forth all insurance policies of Seller that are currently in effect, including in each case the type and amount of coverage and carrier. All of the material properties and assets of Seller which are of an insurable character are insured against loss or damage by fire, casualty and other risks, and Seller has general liability insurance with independent carriers, in each case to the extent and in the manner customary for companies engaged in a similar business or owning similar assets.

    Q. LABOR CONTROVERSIES. There are no material labor controversies pending or threatened between Seller and any of its employees and Seller does not know of any organizational efforts presently being made involving any of such employees. Seller's relations with its employees are generally good. Seller does not know of any executive or key employee of Seller who has any plans to terminate his or her employment with Seller.

    R. MANAGEMENT TRANSACTIONS. Other than (a) the lease of Seller's offices at a monthly rate of $5,756 from a partnership in which stockholders of Seller have an interest and (b) the rental or lease of tractors from Trucking, and except as disclosed on Schedule 4.18 hereto, none of Seller's officers, directors or stockholders (i) owns, directly or indirectly, individually or collectively, any interest in a corporation, partnership, firm or association which is a competitor, potential competitor, customer or supplier of Seller or has an existing contractual, business or financial relationship with Seller, or (ii) owes any money to or is owed any money by Seller, other than indebtedness for compensation earned and not yet paid in the ordinary course of business (including, in the case of each of Mark J. Graham and Albert F. Calfo, II, accrued and unpaid gross salary in the amount of $95,000 through March 31, 1996, such amount increasing at the rate of $8,000 per month (prorated for partial months on a daily basis) thereafter) and other than notes payable to Mark J. Graham and Albert F. Calfo, II in the aggregate amount of $104,868 plus accrued interest of $21,364 through March 31, 1996. The foregoing accrued and unpaid salary shall be paid to each of Mr. Graham and Mr. Calfo at the Closing. Schedule 4.18 hereto lists all affiliates and related entities of Seller, Mr. Graham and Mr. Calfo which own assets related to, or engage in activities related to, the diagnostic medical imaging business, in each case including the name of the entity and its type and jurisdiction of organization, the nature and amount of the interest therein of Seller and each of Mr. Graham and Mr. Calfo, and a brief description of each agreement or transaction currently in effect or in effect at any time during the last twelve months between such entity and Seller. Since December 31, 1995, Seller has not (i) declared, set aside or paid any dividend or other distribution or payment in cash, stock or property in respect of any of its shares of capital stock, or (ii) paid any amounts to Mark J. Graham or Albert
F. Calfo II as salary, bonus or other compensation except in accordance with
Section 3.4(v) hereof.

    S. NO FINDER'S FEES. Neither Seller nor any of its officers, directors, agents or employees have employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the transactions contemplated by this Agreement, and Seller agrees to hold Parent and Acquisition Sub harmless from and against damages or cost incurred by reason of any such assertions.

    T. NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 4.20, to the best of Seller's knowledge, there is no outstanding claim, liability or obligation of any nature, whether absolute, accrued, known or unknown, contingent or otherwise, affecting Seller or its business, other than obligations incurred in the ordinary course of the business consistent with Seller's prior practices, none of which is materially adverse individually to the financial condition, results of operations or prospects of Seller and all of which are not materially adverse in the aggregate to the financial condition, results of operations or prospects of Seller.

    U. DISCLOSURE. This Agreement (including its Schedules and Exhibits) and each other document and certificate prepared or delivered by or on behalf of Seller and furnished or to be furnished to Parent in connection herewith, as of their respective dates, did not, and as of the date hereof, do not (i) contain any untrue statement of a material fact, or (ii) omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as disclosed in this Agreement (including its Schedules and Exhibits) and such other documents and certificates, there is no fact known to Seller (other than matters relating to economic conditions generally) which is materially adverse to the financial condition, results of operations or prospects of Seller.

VI.

                    REPRESENTATIONS AND WARRANTIES
                    OF PARENT AND ACQUISITION SUB

    As an inducement to Seller to enter into this Agreement, Parent and Acquisition Sub, jointly and severally, represent and warrant to Seller as follows:

    A.   EXISTENCE AND RIGHTS; COMPLIANCE WITH LAWS.

           1. EXISTENCE AND RIGHTS. Parent is a corporation duly organized and validly existing in good standing under the laws of Delaware without limit as to the duration of its existence. Acquisition Sub is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania without limit as to the duration of its existence. Acquisition Sub is a direct wholly-owned subsidiary of Parent. Each of Parent and Acquisition Sub (i) has the corporate power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted and to make and carry out this Agreement, and (ii) is duly qualified and in good standing in each jurisdiction in which its owned or leased properties or the character of its business makes such qualification necessary, or, if not so qualified, the failure to so qualify will not have a material adverse effect upon the consolidated financial condition of Parent.

           2. COMPLIANCE WITH LAWS. Parent's business has been and is being conducted in all material respects in accordance with all applicable federal, state and local laws and regulations and rules and regulations of all applicable private third party insurers and reimbursers of health care costs and expenses, including, without limitation, such laws, regulations and rules as relate to the practice of medicine and the provision of medical diagnostic imaging services and otherwise.

    B. AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement by each of Parent and Acquisition Sub have been duly and validly authorized by all necessary corporate action on the part of each of them and do not require notice to, or the consent or approval of, any governmental body or other regulatory authority. This Agreement is a legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms.

    C. NO CONFLICT. The execution, delivery and performance of this Agreement will not (i) except as will be cured, waived or consented to pursuant to the Parent Debt Consents referred to in Section 6.1, breach or constitute grounds for the occurrence or declaration of a default under any agreement, indenture, undertaking or other instrument to Parent or Acquisition Sub is a party or by which it or any of its properties may be bound of affected, except any such breach or default which would not have a material adverse effect on the ability of Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement; (ii) violate any provision of law or any regulation or any order, judgment or decree of any court of other agency of government, the violation of which could have a material adverse effect on the ability of Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement; or (iii) violate any provision of the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Acquisition Sub.

    D. LITIGATION. There is no litigation, investigation, arbitration or other proceedings (formal or informal) pending or, to the best knowledge of Parent, threatened against or affecting it or its properties; nor does Parent know of any reasonable basis for any litigation, investigation, arbitration or other proceedings (formal or informal), in the case of any matter referred to in this Section 5.4 the results of which could have a material adverse effect on its financial condition, properties, business or results of operations. Parent is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

    E. FINANCIAL STATEMENTS. The consolidated financial statements of Parent included in the Private Placement Memorandum (collectively, the "Parent Financial Statements"), are true and correct as of the respective dates thereof, and the Parent Financial Statements fairly present the consolidated financial condition of Parent as at the respective dates thereof and the consolidated results of the operations of Parent for the respective periods covered thereby, and have been prepared in accordance with GAAP. Parent has no knowledge of any liabilities or guarantees, matured or unmatured, contingent or otherwise, as of the respective dates of the Parent Financial Statements not accurately reflected in the Parent Financial Statements, and none have arisen since those times except in the ordinary and usual course of business. With respect to Parent's contracts, commitments and loss contingencies, the Parent Financial Statements contain and reflect adequate reserves.

    F. SHARES DULY AUTHORIZED. The shares of Parent Preferred Stock to be issued in the Merger will, when issued pursuant to the terms and conditions of this Agreement, and the shares of Parent Common Stock issuable upon exercise of the Parent Warrants will, when issued pursuant to the terms and conditions of the Parent Warrants, be duly and validly issued, fully paid and non-assessable.

    G. NO FINDER'S FEES. None of Parent, Acquisition Sub nor any of their respective officers, directors, agents or employees have employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the transactions contemplated by this Agreement, and Parent and Acquisition Sub agree to hold Seller harmless from and against damages or cost incurred by reason of any such assertions.

VII.

                                CONDITIONS

    A. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger and consummate the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Date (or the written waiver by all parties hereto) of the following conditions:

           (1) ADVERSE PROCEEDINGS. No effective preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or other governmental body preventing the consummation of the Merger or any material part of such other transactions; and

           (2) LENDER CONSENTS. Parent and Acquisition Sub shall have obtained all necessary and, as determined by Parent and Acquisition Sub, advisable, consents with respect to the transactions contemplated by this Agreement from their senior bank lenders and the holders of their debt securities (the "Parent Debt Consents").

    B. CONDITIONS TO OBLIGATION OF PARENT AND ACQUISITION SUB TO EFFECT THE MERGER. The obligation of Parent and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date (or their written waiver) of the following additional conditions:

           (1) REPRESENTATIONS AND WARRANTIES; AGREEMENTS. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing; PROVIDED, HOWEVER, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects. Each obligation of Seller under this Agreement required to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Parent and Acquisition Sub shall have received a certificate, dated the Effective Date and duly executed by the chief executive officer and the chief financial officer of Seller, to the effect that the conditions set forth in this Section 6.2(i) have been satisfied;

           (2) THIRD PARTY CONSENTS. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby, if any, and all material third party consents or waivers necessary or advisable in connection with the transactions contemplated hereby (including all necessary or appropriate consents or waivers of Seller's bank(s), equipment lenders and other third party providers of financing) shall have been made or obtained. In particular, but without limitation of the foregoing, Seller shall have secured and delivered to Parent and Acquisition Sub the written consent or waiver (whether or not such consent or waiver is listed as being required on Schedule 4.6 hereto) of each provider of equipment or other financing that is an affiliate or related party of Seller or its shareholders ("Related Party Lenders"), such that no "due on sale", change of control or similar or other provision shall be applicable resulting in or providing the lender the right to cause the repayment of the financing. Notwithstanding the first sentence of this clause (ii), with respect to any consent or waiver listed on Schedule 4.6 as being required from a provider of equipment financing under a "due on sale", change of control or similar provision, if such provider of equipment financing is not a Related Party Lender, the obtaining of the indicated consent or waiver shall not be a condition to Closing hereunder provided that Seller has nonetheless used its reasonable best efforts to obtain the consent or waiver prior to Closing;

           (3) STOCKHOLDER CONSENTS. Parent and Acquisition Sub shall have received duly executed and delivered Stockholder Consents from Seller's stockholders holding beneficially and of record not less than 90% of the issued and outstanding Seller Common Stock, and all such Stockholder Consents shall remain in full force and effect, and none of Parent, Acquisition Sub or Seller shall have received any notice from any party challenging the validity, effectiveness or enforceability thereof or of this Agreement;

           (4) EMPLOYMENT AGREEMENT. Effective as of the Closing, Parent and each of Mark J. Graham and Albert F. Calfo, II shall have entered into an Employment Agreement substantially in the form attached hereto as Exhibit 6.2(iv);

           (5) NONCOMPETITION AGREEMENTS. Parent shall have received duly executed and delivered Covenants Not to Compete substantially in the form attached hereto as Exhibit 6.2(v) from each of Mark J. Graham and Albert F. Calfo, II;

           (6) STOCKHOLDER APPROVAL. The stockholders of Seller shall have approved this Agreement and the Merger as provided in Section 3.1.1 hereof;

           (7) NO MATERIAL ADVERSE CHANGE. There shall not have been a material adverse change from the date hereof in the financial condition, properties, business, results of operations or prospects of Seller. For purposes of this clause (vii), the termination of services to any of Seller's top five (5) customers (determined based upon gross revenues during the six-month period immediately preceding the date hereof), whether such termination is the result of an election by the customer, Seller or otherwise, shall be conclusively deemed to be a material adverse change described in the preceding sentence;

           (8) DUE DILIGENCE. Parent and Acquisition Sub shall have completed their "due diligence" review of Seller's business and shall be reasonably satisfied with the results thereof;

           (9) OFFICE LEASE. Seller and the landlord of Seller's office space shall have entered into an agreement unconditionally cancelling any previously existing lease or rental agreement relating to the space and releasing Seller from any and all liability with respect thereto, and the Surviving Corporation and the landlord shall have entered into a new lease covering the same premises in form and substance reasonably acceptable to Parent, providing, among other things, for a term of two years and a rental of $4,000 per month plus telephone bills, electricity and maintenance attributable to such leased space;

           (10) TRUCKING AGREEMENT. Parent and Trucking shall have entered into and closed (such closing to be simultaneous with the Closing hereunder) an agreement (the "Trucking Agreement") whereby Parent shall have acquired substantially all of the assets of Trucking excluding only (a) such entity's interest in the partnership owning the real estate that includes Seller's office space and (b) the net intercompany account owed by Seller's shareholders to Seller;

           (11) SATISFACTION OF RMG RECEIVABLE. Royal Medical Group, Inc. ("RMG") shall have paid in full to Seller all amounts owed by RMG to Seller; PROVIDED, HOWEVER, $104,107 of such amounts owed may be satisfied by the assignment to Seller by RMG of the $104,107 intercompany amount which Trucking owes to RMG as of the date hereof (the "Trucking Intercompany Payable") and the execution by RMG of a release of Parent and Trucking with respect to the Trucking Intercompany Payable in form and substance satisfactory to Parent; and

           (12) OTHER CERTIFICATES. Parent and Acquisition Sub shall have been furnished by Seller with such other certificates of Seller's officers and others as Parent and Acquisition Sub may have reasonably requested to evidence compliance with the conditions set forth in this Section 6.2.

    C. CONDITIONS TO OBLIGATIONS OF SELLER TO EFFECT THE MERGER. The obligations of Seller to effect the Merger and consummate the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Date (or the written waiver by Seller) of the following additional condition:

           (1) REPRESENTATIONS AND WARRANTIES; AGREEMENTS. Each of the representations and warranties of Parent and Acquisition Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing; provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects. Each obligation of Parent and Acquisition Sub under this Agreement required to be performed by either of them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Seller shall have received a certificate, dated the Effective Date and duly executed by the chief executive officer and the chief financial officer of each of Parent and Acquisition Sub, to the effect that the conditions set forth in this Section 6.3 have been satisfied;

           (2) EMPLOYMENT AGREEMENT. Effective as of the Closing Date, Parent and each of Mark J. Graham and Albert F. Calfo, II shall have entered into an Employment Agreement substantially in the form attached hereto as
Exhibit 6.2(iv);

           (3)  NONCOMPETITION AGREEMENTS.  Each of Mark J. Graham and Albert
F. Calfo, II shall have received a duly executed and delivered Covenant Not to Compete substantially in the form attached hereto as Exhibit 6.2(v) from Parent;

           (4) STOCKHOLDER APPROVAL. The stockholders of Seller shall have approved this Agreement and the Merger as provided in Section 3.1.1 hereof;

           (5) OFFICE LEASE. Seller and the landlord of Seller's office space shall have entered into an agreement unconditionally cancelling any previously existing lease or rental agreement relating to the space, and the Surviving Corporation and the landlord shall have entered into a new lease covering the same premises providing, among other things, for a rental of $4,000 per month;

           (6) TRUCKING AGREEMENT. Parent and Trucking shall have entered into and closed an agreement (the "Trucking Agreement") whereby Parent shall have acquired substantially all of the assets of Trucking excluding only (a) such entity's interest in the partnership owning the real estate that includes Seller's office space, (b) the net intercompany account owed by such entity to Seller, and (c) an account receivable from its shareholders in the amount of $19,799.50, for $628,000 in cash, subject to any contrary terms set forth in the Trucking Agreement; and

           (7) NO MATERIAL ADVERSE CHANGE. There shall not have been a material adverse change from the date hereof in the financial condition, properties, business, results of operations or prospects of Parent.

VIII.

                             TERMINATION

    A. TERMINATION. This Agreement may be terminated by written notice from the party or parties indicated below under the following circumstances:

           (1) ADVERSE PROCEEDINGS. By either Parent and Acquisition Sub or Seller in the event that any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order or preliminary injunction), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or any material part of the other transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

           (2) FAILURE OF CONDITION TO PARENT AND ACQUISITION SUB OBLIGATIONS. By Parent and Acquisition Sub, if any of the conditions in
Section 6.1 or 6.2 is not satisfied by April 30, 1996 (other than as a result of such party's breach or default hereunder) and is not waived in writing by Parent and Acquisition Sub;

           (3) FAILURE OF CONDITION TO SELLER OBLIGATIONS. By Seller, if any of the conditions in Section 6.1 or 6.3 is not satisfied by April 30, 1996 (other than as a result of such party's breach or default hereunder) and is not waived in writing by Seller; or

           (4) MUTUAL AGREEMENT. By mutual agreement of the Boards of Directors of Parent, Acquisition Sub and Seller.

    B. EFFECT OF TERMINATION. In the event of the termination of this Agreement according to its terms, this Agreement shall, except as provided in
Section 3.7 hereof, thereafter become void and have no effect and no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers in respect thereof.

IX.

                        GENERAL AGREEMENTS

    A. COOPERATION. Each of the parties hereto shall cooperate with the others in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for any party hereto.

    B. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement delivered on or prior to the Effective Date shall survive the consummation of the Merger. Except as expressly set forth in the Schedules hereto, Parent and Acquisition Sub shall not be deemed to have knowledge of any exceptions to the representations and warranties of Seller, and Seller shall not be deemed to have knowledge of any exceptions to the representations and warranties of Parent and Acquisition Sub, and the decision by a party hereto to proceed with the closing of the transactions contemplated herein shall not be deemed to be a waiver of any breach of any representation or warranty of another party hereto.

    C. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telecopy, telex or telegram or mailed by registered or certified mail, postage prepaid, as follows:

           i)    If to Parent or Acquisition Sub:

                  Alliance Imaging, Inc.
                  3111 No. Tustin Avenue, Suite 150
                  Orange, California  92665
                  Telecopy No. (714) 921-5678
                  Attention:  Richard N. Zehner
                              President

           (b)    If to Seller:

                  Royal Medical Health Services Inc.
                  245 Fort Pitt Boulevard, Fifth Floor
                  Pittsburgh, Pennsylvania  15222
                  Telecopy No. (412) 281-1767
                  Attention:  Mark J. Graham and Albert F.
                              Calfo, II


The date of any such notice shall be deemed the date hand delivered or transmitted by telecopy, telex or telegram (in each case provided written confirmation of sending is retained) or three (3) days after being mailed as provided above. Any party may change its address for notice by sending a notice to that effect as herein provided to the other parties.

    D. AMENDMENT; ENTIRE AGREEMENT; BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) except as provided in the Stockholder Consents, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as provided in the Stockholder Consents, is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may be amended or modified in whole or in part to the extent permitted by California law at any time, by an agreement in writing executed in the same manner as this Agreement after authorization to do so by the Board of Directors of Parent, Acquisition Sub and Seller.

    E. WAIVER. At any time prior to the Effective Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) by mutual agreement waive any inaccuracies contained herein or in any document delivered pursuant hereto, and (c) by mutual agreement waive compliance with any of the agreements contained herein, or, in the case of each party, waive compliance with any of the conditions to its obligations contained herein. Any agreement on the part of a party hereto and any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of the party making the agreement or providing the extension or waiver.

     F. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     G. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights of Parent and Acquisition Sub hereunder may be transferred in whole or in part to any direct or indirect wholly-owned subsidiary of Parent.

     H. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law provisions thereof.

     I. COSTS AND EXPENSES. If the transactions contemplated hereby are not completed, except pursuant to available legal remedies, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. If the transactions contemplated hereby are completed, Parent shall cause the Surviving Corporation to pay all such costs and expenses subject to the limitations provided in Section 3.8 hereof.

     J. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     K. ATTORNEYS' FEES. Should any litigation be commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, solely as between the parties hereto or their successors, the party prevailing in such proceeding will be entitled to the attorneys' fees and expenses of counsel and court costs incurred by reason of such litigation.

     IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                       ALLIANCE IMAGING, INC.



                                       By
                                         ---------------------------------
                                       Its
                                          --------------------------------


                                       ALLIANCE IMAGING OF PENNSYLVANIA,
                                       INC.



                                       By
                                         ---------------------------------
                                       Its
                                          --------------------------------


                                       ROYAL MEDICAL HEALTH SERVICES, INC.



                                       By
                                         ---------------------------------
                                       Its
                                          --------------------------------

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
    ARTICLE 1 MERGER AND ORGANIZATION. . . . . . . . . . . . . . .      2

         1.1  The Merger . . . . . . . . . . . . . . . . . . . . .      2

              1.1.1  Reverse Merger. . . . . . . . . . . . . . . .      2

              1.1.2  Effect of Merger. . . . . . . . . . . . . . .      2

                     (i)    Name of Surviving
                            Corporation. . . . . . . . . . . . . .      2

                     (ii)   Articles of
                            Incorporation. . . . . . . . . . . . .      2

                     (iii)  Bylaws . . . . . . . . . . . . . . . .      2

                     (iv)   Corporate Organization . . . . . . . .      2

                     (v)    Directors and Officers . . . . . . . .      3

                     (vi)   Filing of Certificate
                            of Merger. . . . . . . . . . . . . . .      3

                     (vii)  Further Assurances . . . . . . . . . .      3

    ARTICLE 2 CONVERSION OF SHARES ON THE EFFECTIVE DATE . . . . .      4

         2.1  Conversion of Shares in the Merger . . . . . . . . .      4

         2.2  Cancellation of Shares of Seller Common
              Stock. . . . . . . . . . . . . . . . . . . . . . . .      4

         2.3  Conversion of Shares of Acquisition Sub. . . . . . .      5

         2.4  No Further Transfers of Stock. . . . . . . . . . . .      5

         2.5  Surrender of Certificates. . . . . . . . . . . . . .      5

                                                                      Page
                                                                      ----
    ARTICLE 3 ADDITIONAL AGREEMENTS IN CONNECTION WITH
              THE MERGER . . . . . . . . . . . . . . . . . . . . .      6

         3.1  Seller Stockholder Approval. . . . . . . . . . . . .      6

              3.1.1  Stockholder Approval. . . . . . . . . . . . .      6

              3.1.2  Private Placement Memorandum. . . . . . . . .      6

              3.1.3  State Securities Approvals. . . . . . . . . .      7

         3.2  Notice of Proposals; No Shop . . . . . . . . . . . .      7

         3.3  Reasonable Efforts . . . . . . . . . . . . . . . . .      7

         3.4  Conduct of Business by Seller Pending
              the Merger . . . . . . . . . . . . . . . . . . . . .      8

         3.5  Notice of Actions and Proceedings. . . . . . . . . .      9

         3.6  Notification of Certain Other Matters. . . . . . . .     10

         3.7  Access to Books and Records. . . . . . . . . . . . .     10

         3.8  Fees and Expenses. . . . . . . . . . . . . . . . . .     11

         3.9  Public Announcements . . . . . . . . . . . . . . . .     11

         3.10 Payment of Certain Trucking Trade
              Payables . . . . . . . . . . . . . . . . . . . . . .     11

    ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . .     11

         4.1  Existence and Rights; Compliance With
              Laws . . . . . . . . . . . . . . . . . . . . . . . .     11

              4.1.1  Existence and Rights. . . . . . . . . . . . .     11

              4.1.2  Compliance With Laws. . . . . . . . . . . . .     12

         4.2  Stock. . . . . . . . . . . . . . . . . . . . . . . .     12

         4.3  Agreement Authorized . . . . . . . . . . . . . . . .     12

                                                                      Page
                                                                      ----
         4.4  Subsidiaries . . . . . . . . . . . . . . . . . . . .     13

         4.5  Contracts. . . . . . . . . . . . . . . . . . . . . .     13

         4.6  No Conflict. . . . . . . . . . . . . . . . . . . . .     14

         4.7  Litigation . . . . . . . . . . . . . . . . . . . . .     14

         4.8  Financial Condition. . . . . . . . . . . . . . . . .     15

         4.9  Accountants Independent; Books and
              Records. . . . . . . . . . . . . . . . . . . . . . .     15

         4.10 No Subsequent Changes. . . . . . . . . . . . . . . .     16

         4.11 Title to and Condition of Assets . . . . . . . . . .     16

         4.12 Environmental Matters. . . . . . . . . . . . . . . .     17

         4.13 Tax Status . . . . . . . . . . . . . . . . . . . . .     17

              4.13.1  Returns Filed. . . . . . . . . . . . . . . .     17

              4.13.2  Collections and Payments . . . . . . . . . .     18

         4.14 Marks. . . . . . . . . . . . . . . . . . . . . . . .     18

         4.15 ERISA. . . . . . . . . . . . . . . . . . . . . . . .     18

         4.16 Insurance. . . . . . . . . . . . . . . . . . . . . .     18

         4.17 Labor Controversies. . . . . . . . . . . . . . . . .     19

         4.18 Management Transactions. . . . . . . . . . . . . . .     19

         4.19 No Finder's Fees . . . . . . . . . . . . . . . . . .     20

         4.20 No Undisclosed Liabilities.  . . . . . . . . . . . .     20

         4.21 Disclosure . . . . . . . . . . . . . . . . . . . . .     20

                                                                      Page
                                                                      ----
    ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT
              AND ACQUISITION SUB  . . . . . . . . . . . . . . . .     20

         5.1  Existence and Rights; Compliance With
              Laws.. . . . . . . . . . . . . . . . . . . . . . . .     20

              5.1.1  Existence and Rights. . . . . . . . . . . . .     20

              5.1.2  Compliance With Laws. . . . . . . . . . . . .     21

         5.2  Agreement Authorized . . . . . . . . . . . . . . . .     21

         5.3  No Conflict.   . . . . . . . . . . . . . . . . . . .     21

         5.4  Litigation . . . . . . . . . . . . . . . . . . . . .     21

         5.5  Financial Statements . . . . . . . . . . . . . . . .     22

         5.6  Shares Duly Authorized . . . . . . . . . . . . . . .     22

         5.7  No Finder's Fees . . . . . . . . . . . . . . . . . .     22

    ARTICLE 6 CONDITIONS . . . . . . . . . . . . . . . . . . . . .     22

         6.1  Conditions to Each Party's Obligation to
              Effect the Merger. . . . . . . . . . . . . . . . . .     22

              (i)    Adverse Proceedings . . . . . . . . . . . . .     23

              (ii)   Lender Consents . . . . . . . . . . . . . . .     23

         6.2  Conditions to Obligation of Parent and
              Acquisition Sub to Effect the Merger . . . . . . . .     23

              (i)    Representations and Warranties;
                     Agreements. . . . . . . . . . . . . . . . . .     23

              (ii)   Third Party Consents. . . . . . . . . . . . .     23

              (iii)  Stockholder Consents. . . . . . . . . . . . .     24

              (iv)   Employment Agreement. . . . . . . . . . . . .     24

                                                                      Page
                                                                      ----
              (v)    Noncompetition Agreements . . . . . . . . . .     24

              (vi)   Stockholder Approval. . . . . . . . . . . . .     24

              (vii)  No Material Adverse Change. . . . . . . . . .     24

              (viii) Due Diligence . . . . . . . . . . . . . . . .     25

              (ix)   Office Lease. . . . . . . . . . . . . . . . .     25

              (x)    Trucking Agreement. . . . . . . . . . . . . .     25

              (xi)   Satisfaction of RMG Receivable. . . . . . . .     25

              (xii)  Other Certificates. . . . . . . . . . . . . .     25

         6.3  Conditions to Obligations of Seller to
              Effect the Merger. . . . . . . . . . . . . . . . . .     25

              (i)    Representations and Warranties;
                     Agreements. . . . . . . . . . . . . . . . . .     25

              (ii)   Employment Agreement. . . . . . . . . . . . .     26

              (iii)  Noncompetition Agreements . . . . . . . . . .     26

              (iv)   Stockholder Approval. . . . . . . . . . . . .     26

              (v)    Office Lease. . . . . . . . . . . . . . . . .     26

              (vi)   Trucking Agreement. . . . . . . . . . . . . .     26

              (vii)  No Material Adverse Change. . . . . . . . . .     26

    ARTICLE 7 TERMINATION. . . . . . . . . . . . . . . . . . . . .     27

         7.1  Termination. . . . . . . . . . . . . . . . . . . . .     27

              (i)    Adverse Proceedings . . . . . . . . . . . . .     27

              (ii)   Failure of Condition to Parent
                     and Acquisition Sub Obligations . . . . . . .     27

                                                                      Page
                                                                      ----
              (iii)  Failure of Condition to Seller
                     Obligations . . . . . . . . . . . . . . . . .     27

              (iv)   Mutual Agreement. . . . . . . . . . . . . . .     27

         7.2  Effect of Termination. . . . . . . . . . . . . . . .     27

    ARTICLE 8 GENERAL AGREEMENTS . . . . . . . . . . . . . . . . .     27

         8.1  Cooperation. . . . . . . . . . . . . . . . . . . . .     27

         8.2  Survival of Representations and
              Warranties . . . . . . . . . . . . . . . . . . . . .     27

         8.3  Notices. . . . . . . . . . . . . . . . . . . . . . .     28

         8.4  Amendment; Entire Agreement;
              Beneficiaries. . . . . . . . . . . . . . . . . . . .     28

         8.5  Waiver . . . . . . . . . . . . . . . . . . . . . . .     29

         8.6  Headings . . . . . . . . . . . . . . . . . . . . . .     29

         8.7  Successors and Assigns . . . . . . . . . . . . . . .     29

         8.8  Governing Law. . . . . . . . . . . . . . . . . . . .     29

         8.9  Costs and Expenses . . . . . . . . . . . . . . . . .     29

         8.10 Counterparts . . . . . . . . . . . . . . . . . . . .     29

         8.11 Attorneys' Fees. . . . . . . . . . . . . . . . . . .     29

                             SCHEDULES AND EXHIBITS

    EXHIBIT                 ITEM
    -------                 ----
      A                     Joinder and Consent
    2.1A                    Parent Preferred Stock
    2.1B                    Parent Warrants
    6.2(iv)                 Employment Agreements
    6.2(v)                  Noncompetition Agreements


    SCHEDULE                ITEM
    --------                ----
    4.1.1                   Certificates of Need, Etc.
    4.2                     List of Shareholders
    4.5                     Certain Material Contracts
    4.6                     Third Party Consents
    4.7                     Seller Litigation
    4.8                     March 31, 1996 Detail of Liabilities and
                            Payables
    4.10                    Certain Commitments
    4.11                    Title to Assets; Certain Dispositions
    4.12                    Environmental Matters
    4.16                    Insurance
    4.18                    Management Transactions
    4.20                    Undisclosed Liabilities
    5.4                     Alliance Litigation

                                SCHEDULE 5.4

                             ALLIANCE LITIGATION


  NONE

                               JOINDER AND CONSENT


     THIS JOINDER AND CONSENT (the "Agreement") is dated as of April 16, 1996, by and among ALLIANCE IMAGING, INC., a Delaware corporation ("Parent"), ALLIANCE IMAGING OF PENNSYLVANIA, INC., a Pennsylvania corporation ("Acquisition Sub"), and ___________________________________, an individual ("Stockholder").

                               W I T N E S S E T H

     A. Parent, Acquisition Sub and Royal Medical Health Services Inc., a Pennsylvania corporation ("Seller"), are parties to an Agreement and Plan of Merger dated as of April 16, 1996 (the "Merger Agreement"), pursuant to which, among other things, it is contemplated that Acquisition Sub will be merged with and into Seller (the "Merger") and that all of the shares of Seller's capital stock issued and outstanding will be converted into the right to receive either the Cash Only Consideration or the Securities and Cash Consideration (both as defined in and subject to the terms of the Merger Agreement). A copy of the Merger Agreement is attached hereto as Exhibit A.

     B. Stockholder is the record, legal and beneficial owner of _________ shares (approximately ___% of the issued and outstanding capital stock of Seller as of the date hereof) (the "Stockholder Shares") of the Common Stock, no par value, of Seller ("Seller Common Stock"). Stockholder has approved of and consented to the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. As a stockholder of Seller, Stockholder will derive significant benefits from the closing of such transactions.

     C. The execution and delivery of this Agreement by Stockholder is a condition to the obligations of Parent and Acquisition Sub under the Merger Agreement. In order to induce Parent and Acquisition Sub to complete the Merger and the other transactions contemplated by the Merger Agreement and to satisfy such condition, Stockholder has agreed to the provisions herein.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein and, in the case of Parent and Acquisition Sub, in the Merger Agreement, Parent, Acquisition Sub and Stockholder agree as follows:

     II. REPRESENTATIONS AND WARRANTIES. Stockholder hereby represents and warrants to Parent and Acquisition Sub as follows:

          A. OWNERSHIP OF SHARES. Stockholder is the record, legal and beneficial owner of all of the Stockholder Shares referred to in Recital B above, and no other person or entity has any right, title or interest in or to any of such shares. Stockholder does not have any option, warrant or other right to acquire any shares of capital stock of Seller. At the Closing (as defined in the Merger Agreement), in accordance with Section 2.5(i) of the Merger Agreement, Stockholder will deliver to the Surviving Corporation (as defined in the Merger Agreement) for cancellation all certificates representing the Stockholder Shares, free and clear of all liens, claims and encumbrances of any party and of any nature whatsoever.

          B. RESALE. As of the date hereof and the Closing, Stockholder does not have and will not have a present plan or intention of disposing of any Parent Securities (as defined in the Merger Agreement) acquired pursuant to the Merger, if any. Assuming completion of the Merger, Stockholder will acquire such Parent Securities for investment purposes and not for resale in any manner that would violate any applicable federal or state securities law or other law or regulation. Stockholder is aware that the Parent Securities issued in the Merger (including the Common Stock issuable upon exercise or conversion thereof) will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, and that no trading market for either the Parent Warrants or the Parent Preferred Stock (both as defined in the Merger Agreement) exists or is contemplated to exist. Consequently, if Stockholder has elected to receive the Securities and Cash Consideration, Stockholder has the ability to hold the Parent Securities for an indefinite period of time.
Pursuant to the Pennsylvania Securities Law any Pennsylvania purchaser hereby agrees not to sell, transfer or otherwise dispose of the Parent Securities within 12 months of the date of purchase.

          C. CONSENT. Stockholder has carefully reviewed the Merger Agreement and sought independent legal counsel as necessary to fully understand its terms and conditions, and based upon such review and consultation approves of and consents to the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. Stockholder has approved such agreement and transactions in accordance with the Pennsylvania Consolidated Statutes and other applicable laws and the Articles of Incorporation and Bylaws of Seller.

     III.   ADDITIONAL AGREEMENTS.

          A. NO TRANSFER OF STOCK. Unless and until the Merger Agreement shall have been terminated in accordance with its terms, Stockholder shall not sell, transfer or otherwise dispose of any right, title or interest in or to any of the Stockholder Shares.

          B. FEES AND EXPENSES. If the Merger is completed and the legal fees and legal expenses incurred by Seller in connection with the transactions contemplated by the Merger Agreement exceed $25,000, then Stockholder agrees to pay, in addition to the fees and expenses incurred by him in connection with the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby, his Pro Rata Share (as hereinafter defined) of such fees and expenses in excess of such amount. If Parent or the Surviving Corporation pays any such fees or expenses on behalf of Stockholder or Seller (which they shall not be obligated to do), then Stockholder shall, promptly following notice thereof from Parent or the Surviving Corporation, reimburse Parent or the Surviving Corporation for such Stockholder's Pro Rata Share of such payment. "Pro Rata Share" means the number of shares of Seller Common Stock owned by Stockholder as of the date hereof divided by the number of shares of Seller Common Stock issued and outstanding as of the date hereof.

          C. COOPERATION; FURTHER ASSURANCES. Stockholder agrees to use all reasonable efforts (in all capacities, including, without limitation, as an officer, director, employee and stockholder of Seller, as applicable) to take, or cause to be taken, to do, or cause to be done, and to assist and cooperate with Parent, Acquisition Sub and Seller in order to aid and facilitate the completion of the Merger and the other transactions contemplated by the Merger Agreement and this Agreement at the earliest practicable times. In particular, but without limitation, Stockholder agrees to use all reasonable efforts (in all capacities, as provided above) to cause Seller to perform all of its agreements in the Merger Agreement and to cause all of its representations and warranties therein to be and remain true and correct. In addition to the specific provisions of the Merger Agreement, Stockholder further agrees to execute and deliver such further documents and to perform such further actions as Parent or the Surviving Corporation shall reasonably request from time to time, both before and after the completion of the Merger, in connection with the transactions contemplated by the Merger Agreement and this Agreement.

          2.4 RELEASE. Stockholder agrees and acknowledges that he has taken all steps that he has deemed appropriate to fully inform himself of the transactions contemplated by the Merger Agreement and to make an informed decision to enter into this Agreement. Stockholder further acknowledges that, if he has elected to receive the Securities and Cash Consideration in the Merger, (a) he has carefully reviewed the Private Placement Memorandum (as defined in the Merger Agreement), and (b) he has not relied upon any representation, warranty or other communication, written or oral, in electing to receive Parent Securities, except for the information set forth in the Private Placement Memorandum. Further, Stockholder, on behalf of himself and his affiliates, and for all of his and their respective affiliates, administrators, trustees, beneficiaries and successors and assigns, does hereby fully, finally and forever irrevocably and unconditionally release, acquit and discharge Parent, Acquisition Sub and Seller, and all past, present and future parents, subsidiaries and affiliates thereof, and all past, present and future officers, directors, partners, employees, agents, attorneys, shareholders, accountants, financial advisors, successors, heirs and assigns of such party or parties, of and from any and all liabilities, claims or obligations, whensoever arising, relating to or arising from the transactions contemplated by the Merger Agreement (excluding from the foregoing only, if Stockholder has elected to receive the Securities and Cash Consideration, any breach or default by or of Parent under or with respect to the Parent Securities). As further consideration for this Agreement, each person granting or deemed to be granting a release hereunder hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and in connection with the subject matter of this Agreement and the Merger Agreement, each such person granting or deemed to be granting a release hereunder, hereby waives any and all rights and benefits which it now has or in the future may have conferred upon it by virtue of any provision of law of any jurisdiction which may now exist or hereafter be enacted and which may be applicable to the subject matter of this Agreement, purporting to grant to any such person fully or partial relief from the releases contained in this Agreement, including, without limitation, the provisions of Section 1542 of the Civil Code of the State of California, or any similar or comparable provision of law of any jurisdiction. Said Section 1542 provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     IV.   INDEMNITY.

          A. STOCKHOLDER INDEMNITIES. Stockholder agrees to indemnify, hold harmless and reimburse Parent, Acquisition Sub and Seller from and against any and all losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) (hereinafter "Losses"), actually suffered or incurred by any of Parent, Acquisition Sub and/or Seller, or any parent, subsidiary or affiliate thereof or any assignee or successor thereof, and each officer and director of any of the foregoing, which is incurred as a result of any breach of a representation, warranty or covenant of Stockholder in this Agreement.

          B. RECOVERIES. The amount of any Loss suffered or incurred by any person entitled to indemnification hereunder (an "Indemnified Person") shall be reduced by the amount of any insurance proceeds or other cash receipts paid to the Indemnified Person or any affiliate thereof as an offset against such Loss (and no right of subrogation shall accrue to any insurer hereunder), including any indemnification received by the Indemnified Person or such affiliate from an unrelated party with respect to such Loss.

          C. CLAIMS. An Indemnified Person shall promptly give the indemnifying party (an "Indemnifying Person") written notice of any matter which such Indemnified Person has determined has given rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity (subject to the last sentence of this paragraph). The obligations and liabilities of any party under this Section 3 with respect to Losses arising from claims, assertions, events or proceedings of any third party (including, without limitation, claims by any assignee or successor of the Indemnified Person or any governmental agency), which are subject to the indemnification provided for in this Section 3 ("Third Party Claims") shall be governed by and be subject to the following additional terms and conditions: if any Indemnified Person shall receive written notice of any Third Party Claim, the Indemnified Person shall give the Indemnifying Person prompt written notice of such Third Party Claim (subject to the last sentence of this paragraph) and shall permit the Indemnifying Person, at its option, to participate in the defense of such Third Party Claim by counsel of its own choosing and at its expense. Furthermore, if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person hereunder against any Loss (without limitation) that may result from such Third Party Claim, then the Indemnifying Person shall be entitled, at its option, to assume and control the defense against such Third Party Claim at its expense and through counsel of its choice if it gives prompt written notice of its intention to do so to the Indemnified Person unless, in the reasonable opinion of counsel for the Indemnified Person, there is a conflict or a potential conflict of interests between the Indemnified Person and the Indemnifying Person in such action, suit or proceeding, in which event the Indemnified Person shall be entitled to direct the defense with respect to, but only with respect to, those issues with respect to which such conflict exists. In the event the Indemnifying Person exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Person shall, and it shall cause its affiliates to, cooperate with the Indemnifying Person in such defense and make available to he Indemnifying Person all pertinent records, materials and information in their possession or under their control relating thereto as is required by the Indemnifying Person. No such Third Party Claim, except the settlement thereof which involves (i) the payment of money only for which any Indemnified Person is totally indemnified (without limitation) by the Indemnifying Person and (ii) the unconditional release from all related liability of the Indemnified Person, may be settled by the Indemnifying
Person without the written consent of the Indemnified Person. Any settlement of a Third Party Claim by an Indemnified Person without the written consent of the Indemnifying Person shall discharge the Indemnifying Person from all liability hereunder with respect to the subject matter of such Third Party Claim. The foregoing notwithstanding, the failure of any Indemnified Person to give any notice required to be given hereunder shall not affect such Indemnified Person's right to indemnification hereunder except to the extent the Indemnifying Person from whom such indemnity is sought shall have been actually and materially prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure.

     V.   GENERAL AGREEMENTS.

          A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement delivered on or prior to the Effective Date (as defined in the Merger Agreement) shall survive the completion of the Merger.

          B. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telecopy, telex or telegram or mailed by registered or certified mail, postage prepaid, as follows:

          (1)  If to Parent or Acquisition Sub:

               Alliance Imaging, Inc.
               3111 No. Tustin Ave., Suite 150
               Orange, California 92665
               Telecopy No. (714) 921-5678
               Attention:  Richard N. Zehner
                           President

          (2)  If to Stockholder:

               __________________________
               __________________________
               __________________________
               __________________________
               Telecopy No. (___) ___-___


The date of any such notice shall be deemed the date hand delivered or transmitted by telecopy, telex or telegram (in each case provided written confirmation of sending is retained) or three (3) days after being mailed as provided above. Any party may change its address for notice by sending a notice to that effect as herein provided to the other parties.

          C. AMENDMENT; ENTIRE AGREEMENT; BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner as this Agreement after authorization to do so, as applicable, by the Boards of Directors of Parent and Acquisition Sub and Stockholder.

          D. WAIVER. Any agreement on the part of a party hereto and any extension or waiver granted by any such party shall be valid only if set forth in an instrument in writing signed on behalf of the party making the agreement or providing the extension or waiver.

          E. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          F. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights of Parent and Acquisition Sub hereunder may be transferred in whole or in part to any direct or indirect wholly-owned subsidiary of Parent.

          G. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law provisions thereof.

          H. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          I. ATTORNEYS' FEES. Should Parent or Acquisition Sub (or, following the Merger, the Surviving Corporation) be required to engage counsel to seek to enforce any of the provisions of this Agreement (whether or not a legal proceeding is required to be filed), such party or parties shall be entitled, in addition to its or their other remedies, to recover the fees and expenses of counsel and, as applicable, court costs, incurred in connection with such matter.

     IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                              ALLIANCE IMAGING, INC.


                              By______________________________

                              Its_____________________________


                              ALLIANCE IMAGING OF
                              PENNSYLVANIA, INC.


                              By______________________________

                              Its_____________________________


                              STOCKHOLDER(S)

                              Name(s):________________________

                              ________________________________

                              ________________________________


     Stockholder elects to receive the following consideration in the Merger (check one):

     ____      Cash Only Consideration

     ____      Securities and Cash Consideration

     Stockholder Initials:    ____

                               JOINDER AND CONSENT


     THIS JOINDER AND CONSENT (the "Agreement") is dated as of April 16, 1996, by and among ALLIANCE IMAGING, INC., a Delaware corporation ("Parent"), ALLIANCE IMAGING OF PENNSYLVANIA, INC., a Pennsylvania corporation ("Acquisition Sub"), and ________________ an individual ("Stockholder").

                               W I T N E S S E T H

     A. Parent, Acquisition Sub and Royal Medical Health Services Inc., a Pennsylvania corporation ("Seller"), are parties to an Agreement and Plan of Merger dated as of April 16, 1996 (the "Merger Agreement"), pursuant to which, among other things, it is contemplated that Acquisition Sub will be merged with and into Seller (the "Merger") and that all of the shares of Seller's capital stock issued and outstanding will be converted into the right to receive either the Cash Only Consideration or the Securities and Cash Consideration (both as defined in and subject to the terms of the Merger Agreement). A copy of the Merger Agreement is attached hereto as Exhibit A.

     B. Stockholder is the record, legal and beneficial owner of 41,736 shares (approximately 41.7% of the issued and outstanding capital stock of Seller as of the date hereof) (the "Stockholder Shares") of the Common Stock, no par value, of Seller ("Seller Common Stock"). Stockholder has approved of and consented to the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. As a substantial stockholder of Seller, Stockholder will derive substantial benefits from the closing of such transactions.

     C. The execution and delivery of this Agreement by Stockholder is a condition to the obligations of Parent and Acquisition Sub under the Merger Agreement. In order to induce Parent and Acquisition Sub to complete the Merger and the other transactions contemplated by the Merger Agreement and to satisfy such condition, Stockholder has agreed to the provisions herein.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein and, in the case of Parent and Acquisition Sub, in the Merger Agreement, Parent, Acquisition Sub and Stockholder agree as follows:

     II. REPRESENTATIONS AND WARRANTIES. Stockholder hereby represents and warrants to Parent and Acquisition Sub as follows:

          A. OWNERSHIP OF SHARES. Stockholder is the record, legal and beneficial owner of all of the Stockholder Shares referred to in Recital B above, and no other person or entity has any right, title or interest in or to any of such shares. Stockholder does not have any option, warrant or other right to acquire any shares of capital stock of Seller. At the Closing (as defined in the Merger Agreement), in accordance with Section 2.5(i) of the Merger Agreement, Stockholder will deliver to the Surviving Corporation (as defined in the Merger Agreement) for cancellation all certificates representing the Stockholder Shares, free and clear of all liens, claims and encumbrances of any party and of any nature whatsoever.

          B. RESALE. As of the date hereof and the Closing, Stockholder does not have and will not have a present plan or intention of disposing of any Parent Securities (as defined in the Merger Agreement) acquired pursuant to the Merger, if any. Assuming completion of the Merger, Stockholder will acquire such Parent Securities for investment purposes and not for resale in any manner that would violate any applicable federal or state securities law or other law or regulation. Stockholder is aware that the Parent Securities issued in the Merger (including the Common Stock issuable upon exercise or conversion thereof) will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, and that no trading market for either the Parent Warrants or the Parent Preferred Stock (both as defined in the Merger Agreement) exists or is contemplated to exist. Consequently, if Stockholder has elected to receive the Securities and Cash Consideration, Stockholder has the ability to hold the Parent Securities for an indefinite period of time. Pursuant to the Pennsylvania Securities Law any Pennsylvania purchaser hereby agrees not to sell, transfer or otherwise dispose of the Parent Securities within 12 months of the date of purchase.

          C. CONSENT. Stockholder has carefully reviewed the Merger Agreement and sought independent legal counsel as necessary to fully understand its terms and conditions, and based upon such review and consultation approves of and consents to the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. Stockholder has approved such agreement and transactions in accordance with the Pennsylvania Consolidated Statutes and other applicable laws and the Articles of Incorporation and Bylaws of Seller.

          D. SELLER REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Seller in the Merger Agreement (including, without limitation, those in Article 4 of such agreement) were, are and will be, as of the respective dates made or deemed to have been made pursuant to the terms of the Merger Agreement, true and correct in all respects (qualified by materiality to the extent provided therein). Stockholder agrees that the representation and warranty contained in this Section 1.4 shall survive consummation of the Merger and shall remain in full force and effect for the period of limitations provided under applicable law.

     III.   ADDITIONAL AGREEMENTS.

          A. NO TRANSFER OF STOCK. Unless and until the Merger Agreement shall have been terminated in accordance with its terms, Stockholder shall not sell, transfer or otherwise dispose of any right, title or interest in or to any of the Stockholder Shares.

          B. FEES AND EXPENSES. If the Merger is completed and the legal fees and legal expenses incurred by Seller in connection with the transactions contemplated by the Merger Agreement exceed $25,000, then Stockholder agrees to pay, in addition to the fees and expenses incurred by him in connection with the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby, his Pro Rata Share (as hereinafter defined) of such fees and expenses in excess of such amount. If Parent or the Surviving Corporation pays any such fees or expenses on behalf of Stockholder or Seller (which they shall not be obligated to do), then Stockholder shall, promptly following notice thereof from Parent or the Surviving Corporation, reimburse Parent or the Surviving Corporation for such Stockholder's Pro Rata Share of such payment. "Pro Rata Share" means the number of shares of Seller Common Stock owned by Stockholder as of the date hereof divided by the number of shares of Seller Common Stock issued and outstanding as of the date hereof.

          C. COOPERATION; FURTHER ASSURANCES; NAME CHANGES. Stockholder agrees to use all reasonable efforts (in all capacities, including, without limitation, as an officer, director, employee and stockholder of Seller, as applicable) to take, or cause to be taken, to do, or cause to be done, and to assist and cooperate with Parent, Acquisition Sub and Seller in order to aid and facilitate the completion of the Merger and the other transactions contemplated by the Merger Agreement and this Agreement at the earliest practicable times. In particular, but without limitation, Stockholder agrees to use all reasonable efforts (in all capacities, as provided above) to cause Seller to perform all of its agreements in the Merger Agreement and to cause all of its representations and warranties therein to be and remain true and correct. In addition to the specific provisions of the Merger Agreement, Stockholder further agrees to execute and deliver such further documents and to perform such further actions as Parent or the Surviving Corporation shall reasonably request from time to time, both before and after the completion of the Merger, in connection with the transactions contemplated by the Merger Agreement and this Agreement. In addition, Stockholder agrees to cause all affiliated and related entities of Seller and all entities owned or controlled by Stockholder that are engaged in the diagnostic medical imaging business, to take all necessary steps to change their names as promptly following the Closing as is practicable (and in any event within 30 days thereof) to eliminate the word "Royal" and any derivative or similar word or phrase.

          2.4 RELEASE. Stockholder agrees and acknowledges that he has taken all steps that he has deemed appropriate to fully inform himself of the transactions contemplated by the Merger Agreement and to make an informed decision to enter into this Agreement. Stockholder further acknowledges that, if he has elected to receive the Securities and Cash Consideration in the Merger, (a) he has carefully reviewed the Private Placement Memorandum (as defined in the Merger Agreement), and (b) he has not relied upon any representation, warranty or other communication, written or oral, in electing to receive Parent Securities, except for the information set forth in the Private Placement Memorandum. Further, Stockholder, on behalf of himself and his affiliates, and for all of his and their respective affiliates, administrators, trustees, beneficiaries and successors and assigns, does hereby fully, finally and forever irrevocably and unconditionally release, acquit and discharge Parent, Acquisition Sub and Seller, and all past, present and future parents, subsidiaries and affiliates thereof, and all past, present and future officers, directors, partners, employees, agents, attorneys, shareholders, accountants, financial advisors, successors, heirs and assigns of such party or parties, of and from any and all liabilities, claims or obligations, whensoever arising, relating to or arising from the transactions contemplated by the Merger Agreement (excluding from the foregoing only (i) any breach of an obligation under the employment agreement with Stockholder referred to therein and (ii) if Stockholder has elected to receive the Securities and Cash Consideration, any breach or default by or of Parent under or with respect to the Parent Securities). As further consideration for this Agreement, each person granting or deemed to be granting a release hereunder hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and in connection with the subject matter of this Agreement and the Merger Agreement, each such person granting or deemed to be granting a release hereunder, hereby waives any and all rights and benefits which it now has or in the future may have conferred upon it by virtue of any provision of law of any jurisdiction which may now exist or hereafter be enacted and which may be applicable to the subject matter of this Agreement, purporting to grant to any such person fully or partial relief from the releases contained in this Agreement, including, without limitation, the provisions of Section 1542 of the Civil Code of the State of California, or any similar or comparable provision of law of any jurisdiction. Said Section 1542 provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     IV.   INDEMNITY.

          A. STOCKHOLDER INDEMNITIES. Stockholder agrees to indemnify, hold harmless and reimburse Parent, Acquisition Sub and Seller from and against any and all losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) (hereinafter "Losses"), actually suffered or incurred by any of Parent, Acquisition Sub and/or Seller, or any parent, subsidiary or affiliate thereof or any assignee or successor thereof, and each officer and director of any of the foregoing, which is incurred as a result of any breach of a representation, warranty or covenant of Stockholder in this Agreement.

          B. RECOVERIES. The amount of any Loss suffered or incurred by any person entitled to indemnification hereunder (an "Indemnified Person") shall be reduced by the amount of any insurance proceeds or other cash receipts paid to the Indemnified Person or any affiliate thereof as an offset against such Loss (and no right of subrogation shall accrue to any insurer hereunder), including any indemnification received by the Indemnified Person or such affiliate from an unrelated party with respect to such Loss.

          C. CLAIMS. An Indemnified Person shall promptly give the indemnifying party (an "Indemnifying Person") written notice of any matter which such Indemnified Person has determined has given rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity (subject to the last sentence of this paragraph). The obligations and liabilities of any party under this Section 3 with respect to Losses arising from claims, assertions, events or proceedings of any third party (including, without limitation, claims by any assignee or successor of the Indemnified Person or any governmental agency), which are subject to the indemnification provided for in this Section 3 ("Third Party Claims") shall be governed by and be subject to the following additional terms and conditions: if any Indemnified Person shall receive written notice of any Third Party Claim, the Indemnified Person shall give the Indemnifying Person prompt written notice of such Third Party Claim (subject to the last sentence of this paragraph) and shall permit the Indemnifying Person, at its option, to participate in the defense of such Third Party Claim by counsel of its own choosing and at its expense. Furthermore, if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person hereunder against any Loss (without limitation) that may result from such Third Party Claim, then the Indemnifying Person shall be entitled, at its option, to assume and control the defense against such Third Party Claim at its expense and through counsel of its choice if it gives prompt written notice of its intention to do so to the Indemnified Person unless, in the reasonable opinion of counsel for the Indemnified Person, there is a conflict or a potential conflict of interests between the Indemnified Person and the Indemnifying Person in such action, suit or proceeding, in which event the Indemnified Person shall be entitled to direct the defense with respect to, but only with respect to, those issues with respect to which such conflict exists. In the event the Indemnifying Person exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Person shall, and it shall cause its affiliates to, cooperate with the Indemnifying Person in such defense and make available to he Indemnifying Person all pertinent records, materials and information in their possession or under their control relating thereto as is required by the Indemnifying Person. No such Third Party Claim, except the settlement thereof which involves (i) the payment of money only for which any Indemnified Person is totally indemnified (without limitation) by the Indemnifying Person and (ii) the unconditional release from all related liability of the Indemnified Person, may be settled by the Indemnifying Person without the written consent of the Indemnified Person. Any settlement of a Third Party Claim by an Indemnified Person without the written consent of the Indemnifying Person shall discharge the Indemnifying Person from all liability hereunder with respect to the subject matter of such Third Party Claim. The foregoing notwithstanding, the failure of any Indemnified Person to give any notice required to be given hereunder shall not affect such Indemnified Person's right to indemnification hereunder except to the extent the Indemnifying Person from whom such indemnity is sought shall have been actually and materially prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure.

     V.   GENERAL AGREEMENTS.

          A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement delivered on or prior to the Effective Date (as defined in the Merger Agreement) shall survive the completion of the Merger.

          B. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telecopy, telex or telegram or mailed by registered or certified mail, postage prepaid, as follows:

          (1)  If to Parent or Acquisition Sub:

               Alliance Imaging, Inc.
               3111 No. Tustin Ave., Suite 150
               Orange, California 92665
               Telecopy No. (714) 921-5678
               Attention:  Richard N. Zehner
                           President

          (b)  If to Stockholder:

               [___________________________]
                ___________________________
                ___________________________
                ___________________________
                Telecopy No. (___) ___-____


The date of any such notice shall be deemed the date hand delivered or transmitted by telecopy, telex or telegram (in each case provided written confirmation of sending is retained) or three (3) days after being mailed as provided above. Any party may change its address for notice by sending a notice to that effect as herein provided to the other parties.

          C. AMENDMENT; ENTIRE AGREEMENT; BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner as this Agreement after authorization to do so, as applicable, by the Boards of Directors of Parent and Acquisition Sub and Stockholder.

          D. WAIVER. Any agreement on the part of a party hereto and any extension or waiver granted by any such party shall be valid only if set forth in an instrument in writing signed on behalf of the party making the agreement or providing the extension or waiver.

          E. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          F. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights of Parent and Acquisition Sub hereunder may be transferred in whole or in part to any direct or indirect wholly-owned subsidiary of Parent.

          G. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law provisions thereof.

          H. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          I. ATTORNEYS' FEES. Should Parent or Acquisition Sub (or, following the Merger, the Surviving Corporation) be required to engage counsel to seek to enforce any of the provisions of this Agreement (whether or not a legal proceeding is required to be filed), such party or parties shall be entitled, in addition to its or their other remedies, to recover the fees and expenses of counsel and, as applicable, court costs, incurred in connection with such matter.

     IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                              ALLIANCE IMAGING, INC.


                              By______________________________

                              Its_____________________________


                              ALLIANCE IMAGING OF PENNSYLVANIA, INC.


                              By______________________________

                              Its_____________________________


                              STOCKHOLDER(S)

                              Name(s):________________________

                              ________________________________

                              ________________________________


     Stockholder elects to receive the following consideration in the Merger (check one):

     ____      Cash Only Consideration

     ____      Securities and Cash Consideration

     Stockholder Initials:    ______